Exhibit 99.1

General Moly Announces Fourth Quarter and Full Year 2011 Results

LAKEWOOD, Colo.--(BUSINESS WIRE)--March 1, 2012--General Moly, Inc. (the "Company") (NYSE Amex and TSX: GMO) announced its audited financial results for the fourth quarter and full year ended December 31, 2011.

Net loss for the three months ended December 31, 2011 was $2.9 million ($0.03 per share), compared to a loss of $3.4 million ($0.05 per share) for the year ago period. Net loss for the full year ended December 31, 2011 was $14.8 million ($0.16 per share), compared to a loss of $15.7 million ($0.22 per share) for the year ago period.

Our cash balance at the end of the fourth quarter was $41 million compared to $54 million at the end of the third quarter and $54 million at the end of 2010. During the fourth quarter, cash use of $13.7 million was the result of $12.0 million in Mt. Hope development and engineering costs, inclusive of a $9.0 million advanced royalty payment under the Company's Mt. Hope lease, $1.2 million in General and Administrative costs, and $0.5 million in debt issuance costs related to procurement of the Mt. Hope project's bank loan.

Financial information is included at the end of this release.

MT. HOPE PROJECT FINANCING UPDATE

When final permits are received, POS-Minerals Corporation (a 20% owner of the Mt. Hope project) is anticipated to fund its final $56 million initial contribution, plus 20% of all costs the Company has spent on the Mt. Hope project to date. The Company estimates this combined payment will be approximately $100 million. Thereafter, the Mt. Hope project will be funded 80% by the Company and 20% by POS-Minerals Corporation.

As announced on February 16, 2012, China Development Bank (“CDB”) has confirmed the basic terms underlying a proposed $665 million term loan to finance the Mt. Hope project, including a CDB commitment to lend $399 million and arrange a consortium of Chinese and international banks to fund the balance. The term loan is anticipated to carry a maturity of 12 years including a 30 month grace period to allow for the construction of the Mt. Hope project. The interest rate will remain subject to market conditions and Chinese government policy. The Company and Hanlong are continuing to work with CDB with a target of having the loan completed, approved and available to the Company upon receipt of the Mt. Hope Project’s operating permits.

Once the term loan is in place and required permits are received, the Company intends to close on Hanlong’s Tranche 2 equity purchase for $40 million, bringing Hanlong’s share position in the Company to 25% on a fully-diluted basis.

MT. HOPE PROJECT PERMITTING UPDATE

The Bureau of Land Management (“BLM”) published the Mt. Hope Draft Environmental Impact Statement (“DEIS”) for public comment on December 2, 2011. During the 90-day public comment period, the BLM hosted two public meetings in Nevada to accept public comment, which was overwhelmingly supportive of the Mt. Hope Project. The public comment period concludes today, March 1, 2012, after which the BLM will consider comments received in the development of a Final Environmental Impact Statement (“EIS”). Once the Final EIS is completed, it will be published in the Federal Register for a 30-day period. Following the close of this period, we anticipate the BLM to issue a Record of Decision (“ROD”) allowing the company to initiate construction activities. The Company anticipates the ROD to be issued between June and September of this year, although circumstances beyond our control, including agency delays or requests for additional information or studies, could cause the ROD to be delayed.

In addition to the ROD, three state-issued permits are viewed as major environmental permits. These are the Water Pollution Control Permit, the Air Quality Permit and the Reclamation Permit. The Company continues to develop the applications and supporting information for these permits. At the request of Eureka County, the Nevada Department of Environmental Protection, Bureau of Air Pollution Control held a public meeting on the Company’s draft Air Quality Permit on February 28, 2012, in Eureka, Nevada. These three permits are anticipated to be received before the issuance of ROD.

MT. HOPE PROJECT WATER RIGHTS UPDATE

On July 15, 2011, the Nevada State Engineer issued a Ruling granting the Company’s water right applications for the Mt. Hope Project’s mining operations. Permits subject to the State Engineer’s Ruling were issued in December 2011 and January 2012. Pending a successful outcome of an appeal of the Ruling discussed below, the water will become available for consumptive use following the State Engineer’s approval of a Monitoring, Management, and Mitigation Plan (“3M Plan”), developed with the input and cooperation of Eureka County. The Company is continuing to work with the State Engineer and Eureka County, following our prior submissions, to finalize the 3M Plan and we anticipate the State Engineer will approve the 3M Plan prior to commencement of construction in the second half of 2012.

In August 2011, Eureka County and two other parties comprised of three individual water rights holders in Diamond Valley and one in Kobeh Valley, filed Petitions with the Nevada State District Court appealing the Ruling of the State Engineer. The appeal hearing is presently set for April 3, 2012 before the Nevada District Court. A decision by the District Court is expected by mid-2012, although the District Court is not required to act under any specified timeline. We continue to anticipate a favorable District Court decision, upholding the State Engineer’s Ruling. Pending a successful outcome of the appeal hearing, and approval of the 3M Plan, the Company will have the right to use the water for construction and operations at the Mt. Hope project.

MT. HOPE PROJECT ENGINEERING AND EQUIPMENT PROCUREMENT UPDATE

Engineering efforts, which were paused in March 2009, were restarted in January 2012 following the publication of the DEIS. Although the Company has purchased and ordered most of the long-lead milling equipment and haulage trucks, firm orders for the drills and loading equipment for the mine fleet and other process equipment must still be placed. As funding becomes available and equipment procurement is restarted, agreements that were suspended or terminated in 2009 will be renegotiated under new market terms and conditions, as necessary.

LIBERTY PROJECT UPDATE

In November 2011, the Company completed an updated pre-feasibility study on the Liberty Project indicating an estimated Net Present Value of $538 million. The study utilized molybdenum and copper prices of $15.00 and $2.50 per pound, respectively, and used an 8% discount rate. Included in the study was an NI 43-101 compliant mineral reserve including 541.4 million tons with ore grades averaging 0.068% molybdenum and 0.08% copper. The study outlined estimated molybdenum and copper reserves and resources, production, capital and operating cost parameters, along with project economics.

During 2012 or 2013, the Company anticipates commencing a Bankable Feasibility Study on the Liberty Project to better evaluate the project for development once the Mt. Hope Project is funded and under construction.

MOLYBDENUM MARKET UPDATE

During 2011, molybdenum prices traded in a relatively narrow range between $12.85 and $17.70 per pound, finishing the year at $13.40 per pound, according to Ryan’s Notes, a ferro-alloy industry news and pricing publication. Since year end, prices have traded higher and are currently trading at $14.70 per pound.

Additional information on the Company’s fourth quarter and full year 2011 results will be available in General Moly’s 2011 Form 10-K, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

GENERAL MOLY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS (Audited - In thousands except per share amounts)

	December 31, 2011	December 31, 2010
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$40,709	$53,571
Deposits, prepaid expenses and other current assets	105	148
Total Current Assets	40,814	53,719
Mining properties, land and water rights	143,732	133,093
Deposits on project property, plant and equipment	66,474	68,363
Restricted cash held for electricity transmission	12,005	12,005
Restricted cash held for reclamation bonds	1,133	1,133
Non-mining property and equipment, net	819	1,045
Capitalized debt issuance costs	3,136	887
Other assets	2,994	2,994
TOTAL ASSETS	$271,107	$273,239
LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY:
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,568	$4,138
Accrued advance royalties	8,950	9,500
Accrued payments to Agricultural Sustainability Trust	2,000	—
Current portion of long term debt	10,596	194
Total Current Liabilities	26,114	13,832
Provision for post closure reclamation and remediation costs	587	571
Deferred gain	1,150	215
Accrued advance royalties	—	8,950
Accrued payments to Agricultural Sustainability Trust	2,000	4,000
Long term debt, net of current portion	131	10,481
Total Liabilities	29,982	38,049

COMMITMENTS AND CONTINGENCIES

CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	98,073	98,753

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized, 90,818,248 and 85,353,473 shares issued and outstanding, respectively	91	85
Additional paid-in capital	255,894	234,517
Accumulated deficit before exploration stage	(213)	(213)
Accumulated deficit during exploration and development stage	(112,720)	(97,952)
Total Equity	143,052	136,437
TOTAL LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY	$271,107	$273,239

GENERAL MOLY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS (Audited - In thousands, except per share amounts)

	Years Ended			January 1, 2002 (Inception of Exploration Stage) to December 31, 2011
	December 31, 2011	December 31, 2010	December 31, 2009
REVENUES	$—	$—	$—	$—
OPERATING EXPENSES:
Exploration and evaluation	1,568	623	806	39,701
Writedowns of development and deposits	3,403	5,038	—	8,819
General and administrative expense	10,248	10,919	9,703	69,775
TOTAL OPERATING EXPENSES	15,219	16,580	10,509	118,295
LOSS FROM OPERATIONS	(15,219)	(16,580)	(10,509)	(118,295)
OTHER INCOME/(EXPENSE):
Interest and dividend income	21	13	31	4,062
Interest expense	(250)	(164)	—	(414)
TOTAL OTHER INCOME/(EXPENSE), NET	(229)	(151)	31	3,648
LOSS BEFORE INCOME TAXES	(15,448)	(16,731)	(10,478)	(114,647)
Income Taxes	—	—	—	—
CONSOLIDATED NET LOSS	$(15,448)	$(16,731)	$(10,478)	$(114,647)
Less: Net loss attributable to contingently redeemable noncontrolling interest	680	1,008	239	1,927
NET LOSS ATTRIBUTABLE TO GENERAL MOLY, INC.	$(14,768)	$(15,723)	$(10,239)	$(112,720)
Basic and diluted net loss attributable to General Moly per share of common stock	$(0.16)	$(0.22)	$(0.14)
Weighted average number of shares outstanding— basic and diluted	90,588	72,987	72,226

GENERAL MOLY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS (Audited - In thousands)

	Years Ended			January 1, 2002 (Inception of Exploration Stage) to December 31, 2011
	December 31, 2011	December 31, 2010	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,448)	$(16,731)	$(10,478)	$(114,647)
Adjustments to reconcile net loss to net cash used by operating activities:
Services and expenses paid with common stock	—	—	—	1,990
Repricing of warrants	—	965	—	965
Writedowns of development and deposits	3,403	5,038	378	8,819
Depreciation and amortization	412	335	344	1,644
Interest expense	250	164	—	414
Equity compensation for employees and directors	1,713	1,641	1,474	16,812
Decrease (increase) in deposits, prepaid expenses and other	43	31	147	(13)
Decrease (increase) in restricted cash held for electricity transmission	—	281	259	(12,005)
(Decrease) increase in accounts payable and accrued liabilities	(10,761)	93	(3,305)	(7,303)
Increase (decrease) in post closure reclamation and remediation costs	16	(15)	(145)	378
Net cash used by operating activities	(20,372)	(8,198)	(11,326)	(102,946)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the purchase of equipment	—	(124)	(100)	(1,548)
Purchase of securities	—	—	—	(137)
Purchase and development of mining properties, land and water rights	(10,567)	(14,074)	(20,879)	(119,274)
Deposits on property, plant and equipment	177	(25,058)	(11,527)	(67,907)
Proceeds from option to purchase agreement	935	115	100	1,150
Increase in restricted cash held for reclamation bonds	—	—	—	(642)
Cash provided by sale of marketable securities	—	—	—	246
Net cash used by investing activities	(9,455)	(39, 141)	(32,406)	(188,112)

GENERAL MOLY, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS (Audited - In thousands)

	Years Ended			January 1, 2002 (Inception of Exploration Stage) to December 31, 2011
	December 31, 2011	December 31, 2010	December 31, 2009
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock, net of issuance costs	19,412	43,103	99	227,719
Proceeds from debt	—	10,000	—	10,000
Cash proceeds from POS-Minerals Corporation	—	—	—	100,000
Cash paid to POS-Minerals Corporation for purchase price adjustment	—	—	—	(2,994)
Decrease in restricted cash – Eureka Moly, LLC	—	—	13,915	—
Net (decrease) increase in leased assets	(198)	80	(130)	132
(Increase) in capitalized debt issuance costs	(2,249)	(887)	—	(3,136)
Net cash provided by financing activities:	16,965	52,296	13,884	331,721
Net (decrease) increase in cash and cash equivalents	(12,862)	(4,957)	(29,848)	40,663
Cash and cash equivalents, beginning of period	53,571	48,614	78,462	46
Cash and cash equivalents, end of period	$40,709	$53,571	$48,614	$40,709
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity compensation capitalized as development	$258	$1,121	$950	$6,458
Restricted cash held for reclamation bond acquired in an acquisition	—	—	—	491
Post closure reclamation and remediation costs and accounts payable assumed in an acquisition	—	—	—	263
Common stock and warrants issued for property and equipment	—	—	—	1,586
Accrued portion of deposits on property, plant and equipment	1,691	657	—	1,691
Accrued portion of advance royalties	—	18,450	—	8,950
Accrued portion of payments to the Agricultural Sustainability Trust	—	4,000	—	4,000

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope Project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

Cautionary Note to U.S. Investors Concerning Estimates of Reserves and Resources

Calculations with respect to "proven reserves" and "probable reserves" referred to above have been made in accordance with, and using the definitions of National Instrument 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, the U.S. SEC applies a different standard in order to classify mineralization as a "reserve". Under SEC standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally extracted or produced at the time the reserve determination is made. No such determinations have been made with respect to any mineralization at the Liberty project, and it cannot be assured that such a determination will be made. This release also uses the terms “measured”, “indicated” and “inferred” resources. We caution U.S. investors that while such terms are recognized and required by Canadian Securities Administrators pursuant to the National Instrument 43-101, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred Resources”, in particular, have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian Securities Administration rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.

CONTACT:
General Moly
Investors and Business Development
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Media:
Zach Spencer, 775-748-6059
zspencer@generalmoly.com
or
Website: http://www.generalmoly.com
info@generalmoly.com